Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

GOOSEHEAD FINANCIAL, LLC

Dated as of [●], 2018

TABLE OF CONTENTS

		PAGE

	ARTICLE 1
	Definitions and Usage

Section 1.01.	Definitions	1
Section 1.02.	Other Definitional and Interpretative Provisions	14

	ARTICLE 2
	The Company

Section 2.01.	Formation	15
Section 2.02.	Name	15
Section 2.03.	Term	15
Section 2.04.	Registered Agent and Registered Office	15
Section 2.05.	Purposes	16
Section 2.06.	Powers of the Company	16
Section 2.07.	Partnership Tax Status	16
Section 2.08.	Regulation of Internal Affairs	16
Section 2.09.	Ownership of Property	16
Section 2.10.	Subsidiaries	16
Section 2.11.	Qualification in Other Jurisdictions	16

	ARTICLE 3
	Units; Members; Books and Records; Reports

Section 3.01.	Units; Admission of Members	17
Section 3.02.	Substitute Members and Additional Members	17
Section 3.03.	Tax and Accounting Information	19
Section 3.04.	Books and Records	21

	ARTICLE 4
	Pubco Ownership; Restrictions On Pubco Stock

Section 4.01.	Pubco Ownership	21
Section 4.02.	Restrictions on Pubco Common Stock	22

	ARTICLE 5
	Capital Contributions; Capital Accounts;
	Distributions; Allocations

Section 5.01.	Capital Contributions	24
Section 5.02.	Capital Accounts	24
Section 5.03.	Amounts and Priority of Distributions	26
Section 5.04.	Allocations	28
Section 5.05.	Other Allocation Rules	31

i

Section 5.06.	Tax Withholding; Withholding Advances	31

	ARTICLE 6
	Certain Tax Matters

Section 6.01.	Tax Matters Representative	33
Section 6.02.	Section 754 Election	33
Section 6.03.	Debt Allocation	33

	ARTICLE 7
	Management of the Company

Section 7.01.	Management by the Managing Member	33
Section 7.02.	Withdrawal of the Managing Member	34
Section 7.03.	Decisions by the Members	34
Section 7.04.	Duties	35
Section 7.05.	Officers	35

	ARTICLE 8
	Transfers of Interests

Section 8.01.	Restrictions on Transfers	36
Section 8.02.	Certain Permitted Transfers	37
Section 8.03.	Distributions	37
Section 8.04.	Registration of Transfers	37

	ARTICLE 9
	Certain Other Agreements

Section 9.01.	Non-Compete; Non-Disparagement	37
Section 9.02.	Company Call Right	38
Section 9.03.	Preemptive Rights	39

	ARTICLE 10
	Redemption and Exchange Rights

Section 10.01.	Redemption Right of a Member	39
Section 10.02.	Election and Contribution of Pubco	42
Section 10.03.	Exchange Right of Pubco	42
Section 10.04.	Tender Offers and Other Events with Respect to Pubco	43
Section 10.05.	Reservation of Shares of Class A Common Stock;
	Certificate of Pubco	44
Section 10.06.	Effect of Exercise of Redemption or Exchange Right	44
Section 10.07.	Tax Treatment	44

	ARTICLE 11
	Limitation on Liability, Exculpation and Indemnification

ii

Section 11.01.	Limitation on Liability	45
Section 11.02.	Exculpation and Indemnification	45

	ARTICLE 12
	Dissolution and Termination

Section 12.01.	Dissolution	48
Section 12.02.	Winding Up of the Company	48
Section 12.03.	Termination	49
Section 12.04.	Survival	49

	ARTICLE 13
	Miscellaneous

Section 13.01.	Expenses	49
Section 13.02.	Further Assurances	50
Section 13.03.	Notices	50
Section 13.04.	Binding Effect; Benefit; Assignment	51
Section 13.05.	Jurisdiction	51
Section 13.06.	WAIVER OF JURY TRIAL	52
Section 13.07.	Counterparts	52
Section 13.08.	Entire Agreement	52
Section 13.09.	Severability	53
Section 13.10.	Amendment	53
Section 13.11.	Confidentiality	54
Section 13.12.	Governing Law	55

	ARTICLE 14
	Arbitration

Section 14.01.	Title	55

	ARTICLE 15
	Representations of Members

Section 15.01.	Representations of Members	56

Schedule A	Member Schedule

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) OF GOOSEHEAD FINANCIAL, LLC, a Delaware limited liability company (the “Company”), dated as of [            ], 2018, by and among the Company, Goosehead Insurance, Inc., a Delaware corporation (“Pubco”), and the other Persons listed on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, the Company has been heretofore formed as a limited liability company under the Delaware Act (as defined below) pursuant to a certificate of formation which was executed and filed with the Secretary of State of the State of Delaware on December 22, 2015;

WHEREAS, Mark E. Jones, Robyn Jones, Michael C. Colby, Jeffrey Saunders, The Mark and Robyn Jones Descendants Trust 2014, Lanni Elaine Romney Family Trust 2014, Lindy Jean Langston Family Trust 2014, Camille LaVaun Peterson Family Trust 2014, Desiree Robyn Coleman Family Trust 2014, Adrienne Morgan Jones Family Trust 2014, Mark Evan Jones, Jr. Family Trust 2014, the estate of Doug Jones, Lanni Romney, Lindy Langston, Camille Peterson, Desiree Coleman, Adrienne Jones, Mark E. Jones, Jr., Colby 2014 Family Trust, Preston Michael Colby 2014 Trust, Lyla Kate Colby 2014 Trust, Texas Wasatch Insurance Holdings Group, LLC and Texas Wasatch Insurance Partners, L.P. entered into the initial Limited Liability Company Agreement of the Company, dated as of January 1, 2016 (the “Initial LLC Agreement”);

WHEREAS, pursuant to the terms of the Reorganization Agreement, dated as of the date hereof, by and among the Company, Pubco and the other Persons listed on the signature pages thereto (the “Reorganization Agreement”), the parties thereto have agreed to consummate the reorganization of the Company and to take the other actions contemplated in such Reorganization Agreement (collectively, the “Reorganization”); and

WHEREAS, the parties listed on the signature pages hereto and listed on Schedule A (as defined below) represent all of the holders of limited liability company interests in the Company (the “Members”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereto hereby agree, to amend and restate the Initial LLC Agreement in its entirety as follows:

ARTICLE 1

DEFINITIONS AND USAGE

Section 1.01.    Definitions.

(a) The following terms shall have the following meanings for the purposes of this Agreement:

“Additional Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the new issuance of Units to such Person.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentence in Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no Member nor any Affiliate of any Member shall be deemed to be an Affiliate of any other Member or any of its Affiliates solely by virtue of such Members’ Units.

“Affiliated Transferee” means (i) in the case of any Member that is an individual, any Transferee of such Member that is (x) an immediate family member of such Member, (y) a trust, family-partnership or estate-planning vehicle for the benefit of such Member and/or any of its immediate family members or (z) otherwise an Affiliate of such Member or (ii) in the case of any Member that is a limited liability company or other entity, any Transferee of such Member that is (x) an immediate family member of the individual that controls a majority of the voting or economic interest in such Member, (y) a trust, family-partnership or estate-planning vehicle for the benefit of such individual and/or any of its immediate family members or (z) otherwise an Affiliate of such Member. For the purposes of this definition, none of Pubco, the Company or any of their respective Controlled Affiliates shall be deemed to be an “Affiliate” of any Member and vice versa.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Business” means the business of distributing, and franchising the distribution of, personal lines insurance products and services as conducted by the Company and its Subsidiaries.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Capital Account” means the capital account established and maintained for each Member pursuant to Section 5.02.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Carrying Value of any Property (other than money) contributed to the Company.

“Carrying Value” means with respect to any Property (other than money), such Property’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Carrying Value of any such Property contributed by a Member to the Company shall be the gross fair market value of such Property, as reasonably determined by the Managing Member;

(ii) The Carrying Values of all such Properties shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as reasonably determined by the Managing Member, at the time of any Revaluation pursuant to Section 5.02(c);

(iii) The Carrying Value of any item of such Properties distributed to any Member shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such Property on the date of distribution as reasonably determined by the Managing Member; and

(iv) The Carrying Values of such Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss” or Section 5.04(b)(vi); provided, however, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Carrying Value of such Property has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Income and Net Loss.

“Class A Common Stock” means Class A common stock, $0.01 par value per share, of Pubco.

“Class B Common Stock” means Class B common stock, $0.01 par value per share, of Pubco.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Equivalents” means (i) with respect to Units, the number of Units, (ii) with respect to any Equity Securities that are convertible into or exchangeable for Units, the number of Units issuable in respect of the conversion or exchange of such securities into Units.

“Company Minimum Gain” means “partnership minimum gain,” as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Competitive Activity” means (i) any business that competes with the business of the Company or any of its subsidiaries, or (ii) acquiring directly or through an Affiliate in the aggregate directly or beneficially, whether as a shareholder, partner, member or otherwise, any equity (including stock options or warrants, whether or not exercisable), voting or profit participation interests (collectively, “Ownership Interests”) in a Competitive Enterprise (it being understood that this clause (ii) shall not apply to prohibit the holding of an Ownership Interest if (a) at the time of acquisition of such Ownership Interest, the Person in which such direct or indirect Ownership Interest is acquired is not a Competitive Enterprise and the Member is not aware at the time of such acquisition, after reasonable inquiry, that such Person has any plans to become a Competitive Enterprise or (b) such Ownership Interest is a passive ownership position of less than five percent (5%) in any company whose shares are publicly traded).

“Competitive Enterprise” means any Person or business enterprise (in any form, including without limitation as a corporation, partnership, limited liability company or other Person), or subsidiary, division, unit, group or portion thereof, whose primary business is engaging in a Competitive Activity (as reasonably determined by the Managing Member). For the sake of clarity, in the case of a subsidiary, division, unit, group or portion whose primary business is described above: (1) the larger business enterprise or Person owning such subsidiary, division, unit, group or portion shall not be deemed to be a Competitive Enterprise unless the primary business of such larger business enterprise or Person is engaged in a Competitive Activity and (2) the subsidiary, division, unit, group or portion whose primary business is engaging in a Competitive Activity shall be deemed a Competitive Enterprise.

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” means (i) each Member or an Affiliate thereof, in each case in such capacity, (ii) each officer, director, shareholder, member, partner, employee, representative, agent or trustee of a Member or an Affiliate thereof, in all cases in such capacity, and (iii) each officer, director, shareholder (other than any public shareholder of Pubco that is not a Member), member, partner, employee, representative, agent or trustee of the Managing Member, Pubco (in the event Pubco is not the Managing Member), the Company or an Affiliate controlled thereby, in all cases in such capacity.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“DGCL” means the State of Delaware General Corporation Law, as amended from time to time.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on the part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Family Member” shall mean with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

“Fiscal Year” means the Company’s fiscal year, which shall initially be the calendar year and which may be changed from time to time as determined by the Managing Member.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions,

however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Involuntary Transfer” means any Transfer of Units by a Member resulting from (i) any seizure under levy of attachment or execution, (ii) any bankruptcy (whether voluntary or involuntary), (iii) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (iv) any divorce or separation agreement or a final decree of a court in a divorce action or (v) death or permanent disability.

“IPO” means the initial underwritten public offering of Pubco.

“IRS” means the Internal Revenue Service of the United States.

“Liens” means any pledge, encumbrance, security interest, purchase option, conditional sale agreement, call or similar right.

“LLC Unit” means a common limited liability interest in the Company.

“Managing Member” means (i) Pubco so long as Pubco has not withdrawn as the Managing Member pursuant to Section 7.02 and (ii) any successor thereof appointed as Managing Member in accordance with Section 7.02.

“Member” means any Person named as a Member of the Company on the Member Schedule and the books and records of the Company, as the same may be amended from time to time to reflect any Person admitted as an Additional Member or a Substitute Member, for so long as such Person continues to be a Member of the Company.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulation Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulation Section 1.752-1(a)(2)) determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section

703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of “Net Income” and “Net Loss” shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition of “Net Income” and “Net Loss,” shall be treated as deductible items;

(iii) In the event the Carrying Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the asset) or an item of loss (if the adjustment decreases the Carrying Value of the asset) from the disposition of such asset and shall be taken into account, immediately prior to the event giving rise to such adjustment, for purposes of computing Net Income and/or Net Loss;

(iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.04(b), Section 5.04(c)

and Section 5.04(d) shall not be taken into account in computing Net Income and Net Loss.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.04(b), Section 5.04(c) and Section 5.04(d) shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

“Non-Pubco Member” means any Member that is not a Pubco Member.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Owned Shares” with respect to each of the Members, as the case may be, the total number of shares of Class A Common Stock beneficially owned (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by such Member, in the aggregate and without duplication, as of the date of such calculation (determined on an “as-converted” basis taking into account any and all securities then convertible into, or exercisable or exchangeable for, shares of Class A Common Stock (including LLC Units and shares of Class B Common Stock exchangeable pursuant to Section [•] of this Agreement).

“Percentage Interest” means, with respect to any Member, a fractional amount, expressed as a percentage: (i) the numerator of which is the aggregate number of LLC Units owned of record thereby and (ii) the denominator of which is the aggregate number of LLC Units issued and outstanding. The sum of the outstanding Percentage Interests of all Members shall at all times equal 100%.

“Permitted Transferee” means, other than with respect to Pubco, Max and Dane, LLC and Evan and Jake, LLC, (a) any Member and (b) (i) in the case of any Member that is not a natural person, any Person that is an Affiliate of such Member, and (ii) in the case of any Member that is a natural person, (A) any Person to whom LLC Units are Transferred from such Member (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Member, (B) a trust that is for the exclusive benefit of such Member or its Permitted Transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.

“Prime Rate” means the rate of interest from time to time identified by JP Morgan Chase, N.A. as being its “prime” or “reference” rate.

“Property” means an interest of any kind in any real, personal or intellectual (or mixed) property, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Pubco Common Stock” means all classes and series of common stock of Pubco, including the Class A Common Stock and Class B Common Stock.

“Pubco Member” means (i) Pubco and (ii) any Subsidiary of Pubco (other than the Company and its Subsidiaries) that is a Member.

“Redeemed Units Equivalent” means the product of (a) the Share Settlement, times (b) the Unit Redemption Price.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among Pubco and each of the Non-Pubco Members.

“Relative Percentage Interest” means, with respect to any Member relative to another Member or Members, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Member; and the denominator of which is (x) the Percentage Interest of such Member plus (y) the aggregate Percentage Interest of such other Member or Members.

“Reorganization Date Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of immediately following the Reorganization, the amount or deemed value of which is set forth on the Member Schedule.

“Reorganization Agreement” means the Reorganization Agreement, dated as of [•], by and among Pubco, the Company and each of the Non-Pubco Members.

“Reorganization Documents” means the Reorganization Agreement; the Max and Dane, LLC Contribution Agreement; the First Evan and Jake, LLC Contribution Agreement; the Second Evan and Jake, LLC Contribution Agreement; the GHM Holdings, LLC Contribution Agreement; the TWIHG Holdings, LLC Contribution Agreement; the Class B Securities Purchase Agreement; the Goosehead Management Note Exchange Agreement; the Goosehead Management Note; the Texas Wasatch Note Exchange Agreement; the Texas Wasatch Note; the Max and Dane, LLC Exchange Agreement; the Evan and Jake, LLC Exchange Agreement; this Agreement the Tax Receivable Agreement; the Registration Rights Agreement; the Securities Purchase Agreement and the Stockholders Agreement.

“Reserves” means, as of any date of determination, amounts allocated by the Managing Member, in its reasonable judgment, to reserves maintained for working capital of the Company, for contingencies of the Company, for operating expenses and debt reduction of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among Mark E. Jones, Robyn Jones, Michael C. Colby, Jeffrey Saunders, The Mark and Robyn Jones Descendants Trust 2014, The Lanni Elaine Romney Family Trust 2014, The Lindy Jean Langston Family Trust 2014, The Camille

LaVaun Peterson Family Trust 2014, The Desiree Robyn Coleman Family Trust 2014, The Adrienne Morgan Jones Family Trust 2014, The Mark Evan Jones, Jr. Family Trust 2014, The Estate of Doug Jones, Lanni Romney, Lindy Langston, Camille Peterson, Desiree Coleman, Adrienne Jones, Mark E. Jones, Jr., The Colby 2014 Family Trust, The Preston Michael Colby 2014 Trust, The Lyla Kate Colby 2014 Trust, Texas Wasatch Insurance Partners, L.P. and Goosehead Insurance, Inc.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of Equity Securities or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substantial Ownership Requirement” means the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) by Mark E. Jones, Robyn Jones, Michael C. Colby, Jeffrey Saunders, The Mark and Robyn Jones Descendants Trust 2014, The Lanni Elaine Romney Family Trust 2014, The Lindy Jean Langston Family Trust 2014, The Camille LaVaun Peterson Family Trust 2014, The Desiree Robyn Coleman Family Trust 2014, The Adrienne Morgan Jones Family Trust 2014, The Mark Evan Jones, Jr. Family Trust 2014, The Estate of Doug Jones, Lanni Romney, Lindy Langston, Camille Peterson, Desiree Coleman, Adrienne Jones, Mark E. Jones, Jr., The Colby 2014 Family Trust, The Preston Michael Colby 2014 Trust, The Lyla Kate Colby 2014 Trust, Texas Wasatch Insurance Partners, L.P. and any Permitted Transferees, collectively, of shares of common stock of Pubco representing at least ten percent (10%) of the issued and outstanding shares of the common stock of Pubco.

“Substitute Member” means any Person admitted as a Member of the Company pursuant to Section 3.02 in connection with the Transfer of then-existing Units to such Person.

“Tax Distribution” means a distribution made by the Company pursuant to Section 5.03(e)(i) or Section 5.03(e)(iii) or a distribution made by the Company pursuant to another provision of Section 5.03 but designated as a Tax Distribution pursuant to Section 5.03(e)(ii).

“Tax Distribution Amount” means, with respect to a Member’s Units, whichever of the following applies with respect to the applicable Tax Distribution, in each case in amount not less than zero:

(i) With respect to a Tax Distribution pursuant to Section 5.03(e)(i), the excess, if any, of (A) such Member’s required annualized income installment for such estimated payment date under Section 6655(e) of the Code, assuming that (w) such Member is a corporation (which assumption, for the avoidance of doubt, shall not affect the determination of the Tax Rate), (x) Section

6655(e)(2)(C)(ii) is in effect, (y) such Member’s only income is from the Company, and (z) the Tax Rate applies, which amount shall be calculated based on the projections believed by the Managing Member in good faith to be, reasonable projections of the net taxable income to be allocated to such Units pursuant to this Agreement and without regard to any adjustments pursuant to Section 704(c), 734, 743, or 754 of the Code over (B) the aggregate amount of Tax Distributions designated by the Company pursuant to Section 5.03(e)(ii) with respect to such Units since the date of the previous Tax Distribution pursuant to Section 5.03(e)(i) (or if no such Tax Distribution was required to be made, the date such Tax Distribution would have been made pursuant to Section 5.03(e)(i)).

(ii) With respect to the designation of an amount as a Tax Distribution pursuant to Section 5.03(e)(ii), the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 704(c), 734, 743, or 754 of the Code projected, in the good faith belief of the Managing Member, to be allocated to such Units pursuant to this Agreement during the period since the date of the previous Tax Distribution (or, if more recent, the date that the previous Tax Distribution pursuant to Section 5.03(e)(i) would have been made or, in the case of the first distribution pursuant to Section 5.03(e)(i)Section 5.03(b), the date of this Agreement), and (y) the Tax Rate.

(iii) With respect to an entire Fiscal Year to be calculated for purposes of Section 5.03(e)(iii), the excess, if any, of (A) the product of (x) the net taxable income, determined without regard to any adjustments pursuant to Section 704(c), 734, 743, or 754 of the Code, allocated to such Units pursuant to this Agreement for the relevant Fiscal Year, and (y) the Tax Rate, over (B) the aggregate amount of Tax Distributions (other than Tax Distributions under Section 5.03(e)(iii) with respect to a prior Fiscal Year) with respect to such Units made with respect to such Fiscal Year.

For purposes of this Agreement, in determining the Tax Distribution Amount of a Member, the taxable income allocated to such Member’s Units shall be offset by any taxable losses (determined without regard to any adjustments pursuant to Section 704(c), 734, 743, or 754 of the Code) previously allocated to such Units to the extent such losses were not allocated in the same proportion as the Member’s Percentage Interests and have not previously offset taxable income in the determination of the Tax Distribution Amount.

“Tax Rate” means the highest marginal tax rates for an individual or corporation that is resident in the State of Texas applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account the holding period of the assets disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes as applicable at the time for federal income tax purposes and any limitations thereon including pursuant to Section 68 of the Code, which Tax Rate shall be the same for all Members.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among Pubco and each of the Non-Pubco Members.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance, direct or indirect, in whole or in part, by operation of law or otherwise, and shall include all matters deemed to constitute a Transfer under Article 8. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Treasury Regulations” mean the regulations promulgated under the Code, as amended from time to time.

“Units” means LLC Units or any other class of limited liability interests in the Company designated by the Company after the date hereof in accordance with this Agreement; provided that any type, class or series of Units shall have the designations, preferences and/or special rights set forth or referenced in this Agreement, and the membership interests of the Company represented by such type, class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

“Unit Redemption Price” means the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date of Redemption, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Unit Redemption Price shall be determined in good faith by a committee of the Board composed of a majority of the directors of Pubco that do not have an interest in the LLC Units being redeemed.

(b) Each of the following terms is defined in the Section set forth opposite such term:

“Agreement”	Preamble

“Call Member”	9.02(a)

“Call Notice”	9.02(a)

“Call Units”	9.02(a)

“Cash Settlement”	Section 10.01(b)

“Company”	Preamble

“Company Parties”	9.01(b)

“Confidential Information”	13.11(b)

“Contribution Notice”	10.01(b)

“Controlled Entities”	11.02(e)

“Direct Exchange”	10.03(a)

“Dispute”	14.01

“Dissolution Event”	12.01(c)

“Economic Pubco Security”	4.01(a)

“e-mail”	13.03

“Exchange Election Notice”	10.03(b)

“Expenses”	11.02(e)

“GAAP”	3.03(b)

“Indemnification Sources”	11.02(e)

“Indemnitee-Related Entities”	11.02(e)(i)

“Initial LLC Agreement”	Recitals

“Initiating Party”	14.01

“Jointly Indemnifiable Claims”	11.02(e)(ii)

“Member Parties”	13.11

“Member Schedule”	3.01(b)

“Officers”	7.05(a)

“Panel”	14.01

“Pubco”	Preamble

“Pubco Offer”	10.04(a)

“Redeemed Units”	10.01(a)

“Redeeming Member”	10.01(a)

“Redemption”	10.01(a)

“Redemption Date”	10.01(a)

“Redemption Notice”	10.01(a)

“Redemption Right”	10.01(a)

“Regulatory Allocations”	5.04(c)

“Reorganization”	Recitals

“Reorganization Agreement”	Recitals

“Responding Party”	14.01

“Retraction Notice”	10.01(b)

“Revaluation”	5.02(c)

“Share Settlement”	Section 10.01(b)

“Tax Matters Partner”	6.01

“Tax Matters Representative”	6.01

“Transferor Member”	5.02(b)

“Withholding Advances”	5.06(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Members subject to such determination. Unless otherwise expressly provided herein, when any approval, consent or other matter requires any action or approval of any group of Members, including any holders of any class of Units, such approval, consent or other matter shall require the approval of a majority in interest of such group of Members. Except to the extent otherwise expressly provided herein, all references to any Member shall be deemed to refer solely to such Person in its capacity as such Member and not in any other capacity.

ARTICLE 2

THE COMPANY

Section 2.01. Formation. The Company was formed upon the filing of the certificate of formation of the Company with the Secretary of State of the State of Delaware on December 22, 2015. The authorized officer or representative, as an “authorized person” within the meaning of the Delaware Act, shall file and record any amendments and/or restatements to the certificate of formation of the Company and such other certificates and documents (and any amendments or restatements thereof) as may be required under the laws of the State of Delaware and of any other jurisdiction in which the Company may conduct business. The authorized officer or representative shall, on request, provide any Member with copies of each such document as filed and recorded. The Members hereby agree that the Company and its Subsidiaries shall be governed by the terms and conditions of this Agreement and, except as provided herein, the Delaware Act.

Section 2.02. Name. The name of the Company shall be Goosehead Financial, LLC; provided that the Managing Member may change the name of the Company to such other name as the Managing Member shall determine in its sole discretion, and shall have the authority to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to effect such change.

Section 2.03. Term. The Company shall have perpetual existence unless sooner dissolved and its affairs wound up as provided in Article 11.

Section 2.04. Registered Agent and Registered Office. The name of the registered agent of the Company for service of process on the Company in the State of

Delaware shall be Corporation Service Company, and the address of such registered agent and the address of the registered office of the Company in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Managing Member in accordance with the Delaware Act.

Section 2.05. Purposes. The Company has been formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is to engage in the Business and to carry on any other lawful act or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.06. Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate or advisable to or for the furtherance of the purposes set forth in Section 2.05.

Section 2.07. Partnership Tax Status. The Members intend that the Company shall be treated as a partnership for federal, state and local income tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.

Section 2.08. Regulation of Internal Affairs. The internal affairs of the Company and the conduct of its business shall be regulated by this Agreement, and to the extent not provided for herein, shall be determined by the Managing Member.

Section 2.09. Ownership of Property. Legal title to all Property, conveyed to, or held by the Company or its Subsidiaries shall reside in the Company or its Subsidiaries and shall be conveyed only in the name of the Company or its Subsidiaries and no Member or any other Person, individually, shall have any ownership of such Property.

Section 2.10. Subsidiaries. The Company shall cause the business and affairs of each of the Subsidiaries to be managed by the Managing Member in accordance with and in a manner consistent with this Agreement.

Section 2.11. Qualification in Other Jurisdictions. The Managing Member shall execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business. In those jurisdictions in which the Company may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the Managing Member shall cause the Company to be so qualified or registered in compliance with Applicable Law.

ARTICLE 3

UNITS; MEMBERS; BOOKS AND RECORDS; REPORTS

Section 3.01. Units; Admission of Members. (a) Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement, shall be represented by Units. The ownership by a Member of Units shall entitle such Member to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article 5. Units shall be issued in non-certificated form.

(b) Effective upon the Reorganization, pursuant to Section 2.01(a)(iii) of the Reorganization Agreement, (i) Pubco has been admitted to the Company as the Managing Member and (ii) the Company has hereby reclassified all of its outstanding equity interests outstanding into an aggregate of [●] LLC Units. After giving effect to the reclassification described in clause (ii) above and the Reorganization , each of the Persons listed on Schedule A (the “Member Schedule”) owns the number of LLC Units set forth opposite such Member’s name on the Member Schedule. The Member Schedule shall be maintained by the Managing Member on behalf of the Company in accordance with this Agreement and, upon any subsequent update to the Member Schedule, the Managing Member shall promptly deliver a copy of such updated Member Schedule to each of the Members. When any Units or other Equity Securities of the Company are issued, repurchased, redeemed, converted or Transferred in accordance with this Agreement, the Member Schedule shall be amended by the Managing Member to reflect such issuance, repurchase, redemption or Transfer, the admission of additional or substitute Members and the resulting Percentage Interest of each Member. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(c) The Managing Member may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences and/or special rights as may be determined by the Managing Member. Such Units or other Equity Securities may be issued pursuant to such agreements as the Managing Member shall approve with respect to Persons employed by or otherwise performing services for the Company or any of its Subsidiaries, other equity compensation agreements, options or warrants. When any such other Units or other Equity Securities are authorized and issued, the Member Schedule and this Agreement shall be amended by the Managing Member to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members based on their LLC Units.

Section 3.02. Substitute Members and Additional Members. (a) No Transferee of any Units or Person to whom any Units are issued pursuant to this Agreement shall be admitted as a Member hereunder or acquire any rights hereunder, including any voting rights or the right to receive distributions and allocations in respect of the Transferred or issued Units, as applicable, unless (i) such Units are Transferred or issued in compliance with the provisions of this Agreement (including Article 8), (ii) such Transferee or recipient shall have executed and delivered to the Company such instruments as the Managing Member deems necessary or desirable, in its reasonable discretion, to effectuate the admission of such Transferee or recipient as a Member and to confirm the agreement of such Transferee or recipient to be bound by all the terms and provisions of this Agreement, (iii) the Managing Member shall have received the opinion of counsel, if any, required by Section 3.02(b) in connection with such Transfer and (iv) all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filling is necessary in order to qualify the company to conduct business or to preserve the limited liability of the Members. Upon complying with the immediately preceding sentence, without the need for any further action of any Person, a Transferee or recipient shall be deemed admitted to the Company as a Member. A Substitute Member shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Units so Transferred. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission of a Substitute Member or Additional Member. In the event of any admission of a Substitute Member or Additional Member pursuant to this Section 3.02(a), this Agreement shall be deemed amended to reflect such admission, and any formal amendment of this Agreement (including the Member Schedule) in connection therewith shall only require execution by the Company and such Substitute Member or Additional Member, as applicable, to be effective.

(b) As a further condition to any Transfer of all or any part of a Member’s Units, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to Section [●] of this Agreement.

(c) If a Member shall Transfer all (but not less than all) its Units, the Member shall thereupon cease to be a Member of the Company.

(d) All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

(e) In connection with any Transfer of any portion of a Member’s Units pursuant to Article 10 of this Agreement, the Managing Member shall cause the Company to take any action as may be required under Section [●] of this Agreement or requested by any party thereto to effect such Transfer promptly.

Section 3.03. Tax and Accounting Information. (a) Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Managing Member in accordance with Applicable Law and with accounting methods followed for federal income tax purposes. In making such decisions, the Managing Member may rely upon the advice of the independent accountants of the Company.

(b) Records and Accounting Maintained. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in all material respects in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”). The Fiscal Year of the Company shall be used for financial reporting and for federal income tax purposes.

(c) Financial Reports.

(i) The books and records of the Company shall be audited as of the end of each Fiscal Year by the same accounting firm that audits the books and records of Pubco (or, if such firm declines to perform such audit, by an accounting firm selected by the Managing Member).

(ii) In the event neither Pubco nor the Company is required to file an annual report on Form 10-K or quarterly report on Form 10-Q, the Company shall deliver, or cause to be delivered, the following to Pubco and each of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met:

(A) not later than ninety (90) days after the end of each Fiscal Year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

(B) not later than forty five (45) days or such later time as permitted under applicable securities law after the end of each of the first three fiscal quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the Fiscal Year and ending on the last day of such quarter.

(d) Tax Returns.

(i) The Company shall timely prepare or cause to be prepared by an accounting firm selected by the Managing Member all federal, state, local and foreign tax returns (including information returns) of the Company and its Subsidiaries, which may be required by a jurisdiction in which the Company and its Subsidiaries operate or conduct business for each year or period for which such returns are required to be filed and shall cause such returns to be timely filed. Upon request of any Member, the Company shall furnish to such Member a copy of each such tax return;

(ii) The Company shall furnish to each Member (a) as soon as reasonably practical after the end of each Fiscal Year and in any event by April 30, all information concerning the Company and its Subsidiaries required for the preparation of tax returns of such Members (or any beneficial owner(s) of such Member), including a report (including Schedule K-1), indicating each Member’s share of the Company’s taxable income, gain, credits, losses and deductions for such year, in sufficient detail to enable such Member to prepare its federal, state and other tax returns; provided that estimates of such information believed by the Managing Member in good faith to be reasonable shall be provided by March 10, (b) as soon as reasonably possible after the close of the relevant fiscal period, but in no event later than ten days prior to the date an estimated tax payment is due, such information concerning the Company as is required to enable such Member (or any beneficial owner of such Member) to pay estimated taxes and (c) as soon as reasonably possible after a request by such Member, such other information concerning the Company and its Subsidiaries that is reasonably requested by such Member for compliance with its tax obligations (or the tax obligations of any beneficial owner(s) of such Member) or for tax planning purposes; and

(iii) For so long as the Substantial Ownership Requirement is met, each Non-Pubco Member shall be entitled to review and comment on any tax returns or reports to be prepared pursuant to this Section 3.03(d) at least 60 days prior to the due date for the applicable tax return or report (including extensions). Each Non-Pubco Member shall notify the Company no later than 30 days after receipt of a tax return or report of any changes recommended thereby to such return or report. The Company shall consider in good faith all reasonable comments of the Non-Pubco Members to such tax returns or reports. If the Company does not accept any such comment, the Company shall notify the such Non-Pubco Member of that fact. If within five (5) days of such notification, a Non-Pubco Member request in writing a review of a rejected comment, the Company shall cause its regular tax advisors to review the comment and consult with such Non-Pubco Member. The determination of the tax advisors following such review and consultation shall definitively determine the position taken on the Company’s tax return or report.

(e) Inconsistent Positions. No Member shall take a position on its income tax return with respect to any item of Company income, gain, deduction, loss or credit that is different from the position taken on the Company’s income tax return with respect to such item unless such Member notifies the Company of the different position the Member desires to take and the Company’s regular tax advisors, after consulting with the

Member, are unable to provide an opinion that (after taking into account all of the relevant facts and circumstances) the arguments in favor of the Company’s position outweigh the arguments in favor of the Member’s position.

Section 3.04. Books and Records. The Company shall keep full and accurate books of account and other records of the Company at its principal place of business. For so long as the Substantial Ownership Requirement is met, each Non-Pubco Member shall have any right to inspect the books and records of Pubco, the Company or any of its Subsidiaries; provided that (i) such inspection shall be at reasonable times and upon reasonable prior notice to the Company, but not more frequently than once per calendar quarter and (ii) neither Pubco, the Company nor any of its Subsidiaries shall be required to disclose (x) any information the Managing Member determines to be competitively sensitive or (y) any privileged information of Pubco, the Company or any of its Subsidiaries so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Non-Pubco Members, as the case may be, without the loss of any such privilege.

ARTICLE 4

PUBCO OWNERSHIP; RESTRICTIONS ON PUBCO STOCK

Section 4.01. Pubco Ownership. (a) Except as otherwise determined by Pubco, if at any time Pubco issues a share of Class A Common Stock any other Equity Security of Pubco entitled to any economic rights (including in the IPO) (an “Economic Pubco Security”) with regard thereto (other than Class B Common Stock, or other Equity Security of Pubco not entitled to any economic rights with respect thereto), (i) the Company shall issue to Pubco one LLC Unit (if Pubco issues a share of Class A Common Stock) or such other Equity Security of the Company (if Pubco issues an Economic Pubco Security other than Class A Common Stock) corresponding to the Economic Pubco Security, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Economic Pubco Security and (ii) the net proceeds received by Pubco with respect to the corresponding Economic Pubco Security, if any, shall be concurrently contributed to the Company; provided, however, that if Pubco issues any Economic Pubco Securities, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Pubco for which Pubco would be permitted a distribution pursuant to Section 5.03(c), then Pubco shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations and provided, further, that if Pubco issues any shares of Class A Common Stock (including in the IPO) in order to purchase or fund the purchase from a Non-Pubco Member of a number of LLC Units (and shares of Class B Common Stock) or to purchase or fund the purchase of shares of Class A Common Stock, in each case equal to the number of shares of Class A Common Stock issued, then the Company shall not issue any new LLC Units in connection therewith and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Non-Pubco Member as consideration for such purchase).

(b) For the avoidance of doubt, this Article 4 shall apply to the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholders rights plan (it also being understood that upon redemption or exchange of LLC Units (including any such right to purchase LLC Units in the Company) for shares of Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right to purchase Equity Securities of Pubco).

(c) If at any time Pubco issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Company shall issue to Pubco a corresponding number of LLC Units; provided that Pubco shall be required to concurrently contribute the net proceeds (if any) received by Pubco from or otherwise in connection with such corresponding issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the LLC Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 4.01(c) shall be subject to vesting or forfeiture on the same basis; if any, of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the LLC Units issued by the Company in accordance with the preceding provisions of this Section 4.01(c) shall automatically vest or be forfeited. Any cash or property held by either Pubco or the Company or on either’s behalf in respect of dividends paid on restricted Class A Common Stock that fails to vest shall be returned to the Company upon the forfeiture of such restricted Class A Common Stock.

Section 4.02. Restrictions on Pubco Common Stock. (a) Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) the Company may not issue any additional LLC Units to Pubco or any of its Subsidiaries unless substantially simultaneously therewith Pubco or such Subsidiary issues or sells an equal number of shares of Class A Common Stock to another Person, (ii) the Company may not issue any additional LLC Units to any Person (other than Pubco or any of its Subsidiaries) unless simultaneously therewith Pubco issues or sells an equal number of shares of Class B Common Stock to such Person and (iii) the Company may not issue any other Equity Securities of the Company to Pubco or any of its Subsidiaries unless substantially simultaneously therewith, Pubco or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of Pubco or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(b) Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (i) Pubco or any of its Subsidiaries may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from Pubco or any of its Subsidiaries an equal number of LLC Units for the same price per security (or, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of LLC Units for no consideration) and (ii) Pubco or any of its Subsidiaries may not redeem or repurchase any other Equity Securities of Pubco unless substantially simultaneously therewith the Company redeems or repurchases from Pubco or any of its Subsidiaries an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) or other economic rights as those of such Equity Securities of Pubco for the same price per security (or, if Pubco uses funds received from distributions from the Company or the net proceeds from an issuance of Equity Securities other than Class A Common Stock to fund such redemption, repurchase or acquisition, then the Company shall cancel an equal number of its corresponding Equity Securities for no consideration). Except as otherwise determined by the Managing Member in accordance with Section 4.02(d), (x) the Company may not redeem, repurchase or otherwise acquire LLC Units from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires an equal number of Class A Common Stock for the same price per security from holders thereof (except that if the Company cancels LLC Units for no consideration as described in Section 4.02(b)(i), then the price per security need not be the same) and (y) the Company may not redeem, repurchase or otherwise acquire any other Equity Securities of the Company from Pubco or any of its Subsidiaries unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of Pubco of a corresponding class or series with substantially the same rights to dividends and distributions (including dividends and distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco (except that if the Company cancels Equity Securities for no consideration as described in Section 4.02(b)(ii), then the price per security need not be the same). Notwithstanding the immediately preceding sentence, to the extent that any consideration payable to Pubco in connection with the redemption or repurchase of any shares or other Equity Securities of Pubco or any of its Subsidiaries consists (in whole or in part) of shares or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then redemption or repurchase of the corresponding LLC Units or other Equity Securities of the Company shall be effectuated in an equivalent manner (except if the Company cancels LLC Units or other Equity Securities for no consideration as described in this Section 4.02(b)).

(c) The Company shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding LLC Units unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. Pubco shall not in any manner effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the outstanding Pubco Common Stock unless accompanied by a substantively identical subdivision or combination, as applicable, of the outstanding LLC Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

(d) Notwithstanding anything to the contrary in this Article 4:

(i) if at any time the Managing Member shall determine that any debt instrument of Pubco, the Company or its Subsidiaries shall not permit Pubco or the Company to comply with the provisions of Section 4.02(a) or Section 4.02(b) in connection with the issuance, redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of Pubco or any of its Subsidiaries or any Units or other Equity Securities of the Company, then the Managing Member may in good faith implement an economically equivalent alternative arrangement without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met; and

(ii) if (x) Pubco incurs any indebtedness and desires to transfer the proceeds of such indebtedness to the Company and (y) Pubco is unable to lend the proceeds of such indebtedness to the Company on an equivalent basis because of restrictions in any debt instrument of Pubco, the Company or its Subsidiaries, then notwithstanding Section 4.02(a) or Section 4.02(b), the Managing Member may in good faith implement an economically equivalent alternative arrangement in connection with the transfer of proceeds to the Company using non-participating preferred Equity Securities of the Company without complying with such provisions; provided that, in the case that any such alternative arrangement is implemented because of restrictions in any debt instrument, such arrangement shall also be subject to the prior written consent (not to be unreasonably withheld) of each of the Non-Pubco Members, in each case for so long as the Substantial Ownership Requirement is met.

ARTICLE 5

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS ;

DISTRIBUTIONS; ALLOCATIONS

Section 5.01. Capital Contributions. (a) From and after the date hereof, no Member shall have any obligation to the Company, to any other Member or to any creditor of the Company to make any further Capital Contribution, except as expressly provided in Section 4.01(a).

(b) Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

Section 5.02. Capital Accounts.

(a) Maintenance of Capital Accounts. The Company shall maintain a Capital Account for each Member on the books of the Company in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i) Each Member listed on the Member Schedule shall be credited with the Reorganization Date Capital Account Balance set forth on the Member Schedule. The Member Schedule shall be amended by the Managing Member after the closing of the IPO and from time to time to reflect adjustments to the Members’ Capital Accounts made in accordance with Sections 5.02(a)(ii), 5.02(a)(iii), 5.02(a)(iv), 5.02(c) or otherwise.

(ii) To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Income and any item in the nature of income or gain that is allocated pursuant to Section 5.04 and (C) the amount of any Company liabilities assumed by such Member or that are secured by any Property distributed to such Member.

(iii) To each Member’s Capital Account there shall be debited: (A) the amount of money and the Carrying Value of any Property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of expenses or losses that are allocated to such Member pursuant to Section 5.04 and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any Property contributed by such Member to the Company.

(iv) In determining the amount of any liability for purposes of subparagraphs (ii) and (iii) above there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed Property or that are assumed by the Company or the Members), the Managing Member may make such modification so long as such modification will not have any effect on the amounts distributed to any Person pursuant to Article 11 upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(b) Succession to Capital Accounts. In the event any Person becomes a Substitute Member in accordance with the provisions of this Agreement, such Substitute Member shall succeed to the Capital Account of the former Member (the “Transferor Member”) to the extent such Capital Account relates to the Transferred Units.

(c) Adjustments of Capital Accounts. The Company shall revalue the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (a “Revaluation”) at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for one or more Units; (ii) the distribution by the Company to a Member of more than a de minimis amount of property in respect of one or more Units; (iii) the issuance by the Company of more than a de minimis amount of Units as consideration for the provision of services to or for the benefit of the Company (as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iii)); and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) (other than a liquidation pursuant to Section 708(b)(1)(B) of the Code); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members.

(d) No Member shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Member shall have no obligation to the Company, to any other Member or to any creditor of the Company to restore any negative balance in the Capital Account of such Member. Except as expressly provided elsewhere herein, no interest shall be paid on the balance in any Member’s Capital Account.

(e) Whenever it is necessary for purposes of this Agreement to determine a Member’s Capital Account on a per Unit basis, such amount shall be determined by dividing the Capital Account of such Member attributable to the applicable class of Units held of record by such Member by the number of Units of such class held of record by such Member.

(f) Notwithstanding anything to the contrary in this Section 5.02, it is intended that each Member’s Capital Account per Unit be equal to each of the other Member’s Capital Account per Unit. If at any time there is a difference between a Member’s Capital Account per Unit and the other Members’ Capital Accounts per Unit, the Company shall make appropriate adjustments with respect to the Members’ Capital Accounts to eliminate or minimize such difference.

Section 5.03. Amounts and Priority of Distributions. (a) Distributions Generally. Except as otherwise provided in Section 11.02, distributions shall be made to the Members as set forth in this Section 5.03, at such times and in such amounts as the Managing Member, in its sole discretion, shall determine.

(b) Distributions to the Members. Subject to Sections 5.03(e), and 5.03(f), at such times and in such amounts as the Managing Member, in its sole discretion, shall determine, distributions shall be made to the Members in proportion to their respective Percentage Interests.

(c) Pubco Distributions. Notwithstanding the provisions of Section 5.03(b), the Managing Member, in its sole discretion, may authorize that (i) cash be paid to Pubco or any of its Subsidiaries (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by Pubco or any of its Subsidiaries to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 4.02(b) in accordance with Section 12.01.

(d) Distributions in Kind. Any distributions in kind shall be made at such times and in such amounts as the Managing Member, in its sole discretion, shall determine based on their fair market value as determined by the Managing Member in the same proportions as if distributed in accordance with Section 5.03(b), with all Members participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member.

(e) Tax Distributions.

(i) Notwithstanding any other provision of this Section 5.03 to the contrary, to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make cash distributions by wire transfer of immediately available funds pursuant to this Section 5.03(e)(i) to each Member with respect to its Units at least two (2) Business Days prior to the date on which any U.S. federal corporate estimated tax payments are due, in an amount equal to such Member’s Tax Distribution Amount, if any; provided that the Managing Member shall have no liability to any Member in connection with any underpayment of estimated taxes, so long as cash distributions are made in accordance with this Section 5.03(e)(i) and the Tax Distribution Amounts are determined as provided in paragraph (i) of the definition of Tax Distribution Amount.

(ii) On any date that the Company makes a distribution to the Members with respect to their Units under a provision of Section 5.03 other than this Section 5.03(e), if the Tax Distribution Amount is greater than zero, the Company shall designate all or a portion of such distribution as a Tax Distribution with respect to a Member’s Units to the extent of the Tax Distribution Amount with respect to such Member’s Units as of such date (but not to exceed the amount of such distribution). For the avoidance of doubt, such designation shall be performed with respect to all Members with respect to which there is a Tax Distribution Amount as of such date.

(iii) Notwithstanding any other provision of this Section 5.03 to the contrary, if the Tax Distribution Amount for such Fiscal Year is greater than zero,

to the extent permitted by Applicable Law and consistent with the Company’s obligations to its creditors as reasonably determined by the Managing Member, the Company shall make additional distributions under this Section 5.03(e)(iii) to the extent of such Tax Distribution Amount for such Fiscal Year as soon as reasonably practicable after the end of such Fiscal Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Fiscal Year).

(iv) Under no circumstances shall Tax Distributions reduce the amount otherwise distributable to any Member pursuant to this Section 5.03 (other than this Section 5.03(e)) after taking into account the effect of Tax Distributions on the amount of cash or other assets available for distribution by the Company.

(v) For the avoidance of doubt, Tax Distributions shall be made to all Members on a pro rata basis in accordance with their Percentage Interests, notwithstanding the differing amount of tax liabilities of such Members.

(f) Assignment. Each Member and its Affiliated Transferees shall have the right to assign to any Transferee of LLC Units, pursuant to a Transfer made in compliance with this Agreement, the right to receive any portion of the amounts distributable or otherwise payable to such Member pursuant to Section 5.03(b).

Section 5.04. Allocations. (a) Net Income and Net Loss. Except as otherwise provided in this Agreement, and after giving effect to the special allocations set forth in Section 5.04(b), Section 5.04(c) and Section 5.04(d), Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 5.03(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 5.03(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b) Special Allocations. The following special allocations shall be made in the following order:

(i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).

Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.04(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.04(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 5.04(b)(iii) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.04(b)(iii) were not in the Agreement.

(iv) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in a manner determined by the Managing Member consistent with Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

(v) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(j)(1).

(vi) Section 754 Adjustments. (A) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company or as a result of a Transfer of a Member’s interest in the Company, as the case may be, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income and Net Loss. (B) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(c) Curative Allocations. The allocations set forth in Section 5.04(b)(i) through Section 5.04(b)(vi) and Section 5.04(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.04(c). Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 5.04.

(d) Loss Limitation. Net Loss (or individual items of loss or deduction) allocated pursuant to Section 5.04 hereof shall not exceed the maximum amount of Net Loss (or individual items of loss or deduction) that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Loss (or individual items of loss or deduction) pursuant to Section 5.04 hereof, the limitation set forth in this Section 5.04(d) shall be applied on a Member by Member basis and Net Loss (or individual items of loss or deduction) not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Net Loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Any reallocation of Net Loss pursuant to this (d) shall be subject to chargeback pursuant to the curative allocation provision of Section 5.04(c).

Section 5.05. Other Allocation Rules. (a) Interim Allocations Due to Percentage Adjustment. If a Percentage Interest is the subject of a Transfer or the Members’ interests in the Company change pursuant to the terms of the Agreement during any Fiscal Year, the amount of Net Income and Net Loss (or items thereof) to be allocated to the Members for such entire Fiscal Year shall be allocated to the portion of such Fiscal Year which precedes the date of such Transfer or change (and if there shall have been a prior Transfer or change in such Fiscal Year, which commences on the date of such prior Transfer or change) and to the portion of such Fiscal Year which occurs on and after the date of such Transfer or change (and if there shall be a subsequent Transfer or change in such Fiscal Year, which precedes the date of such subsequent Transfer or change), in accordance with an interim closing of the books, and the amounts of the items so allocated to each such portion shall be credited or charged to the Members in accordance with Section 5.04 as in effect during each such portion of the Fiscal Year in question. Such allocation shall be in accordance with Section 706 of the Code and the regulations thereunder and made without regard to the date, amount or receipt of any distributions that may have been made with respect to the transferred Percentage Interest to the extent consistent with Section 706 of the Code and the regulations thereunder. As of the date of such Transfer, the Transferee Member shall succeed to the Capital Account of the Transferor Member with respect to the transferred Units.

(b) Tax Allocations: Code Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company and with respect to reverse Code Section 704(c) allocations described in Treasury Regulations 1.704-3(a)(6) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Carrying Value or its Carrying Value determined pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Carrying Value) using the traditional allocation method without curative allocations under Treasury Regulation 1.704-3(b). Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.05(b), Section 704(c) of the Code (and the principles thereof), and Treasury Regulation 1.704-1(b)(4)(i) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

Section 5.06. Tax Withholding; Withholding Advances. (a) Tax Withholding.

(i) If requested by the Managing Member, each Member shall, if able to do so, deliver to the Managing Member: (A) an affidavit in form satisfactory to the Company that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (B) any certificate that the Company may reasonably request with respect to any such laws; and/or (C) any other form or instrument reasonably requested by the Company relating to any Member’s status under such law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in subclause (A) of this clause (i), the Company may withhold amounts from such Member in accordance with Section 5.06(b).

(ii) After receipt of a written request of any Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any foreign taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the Company shall, at the request of any Member, make or cause to be made (or cause the Company to make) any such filings, applications or elections; provided that any such requesting Member shall cooperate with the Company, with respect to any such filing, application or election to the extent reasonably determined by the Company and that any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related thereto shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their Relative Percentage Interests.

(b) Withholding Advances. To the extent the Company is required by Applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (including backup withholding and any tax payment made by the Company pursuant to Section 6225 of the Code that is attributable to such Member) (“Withholding Advances”), the Company may withhold such amounts and make such tax payments as so required.

(c) Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member’s Capital Account), or (ii) with the consent of the Managing Member and the affected Member be repaid by reducing the amount of the current or next succeeding distribution or distributions that would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) of this Section 5.06(c), for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon any Dissolution Event) unreduced by the amount of such Withholding Advance and interest thereon.

(d) Withholding Advances — Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto). The obligation of a Member to reimburse the Company for taxes pursuant to this Section 5.06 shall continue after such Member Transfers its LLC Units with respect to all payments or allocations to such Member were made prior to the date of such Transfer.

ARTICLE 6

CERTAIN TAX MATTERS

Section 6.01. Tax Matters Representative. Pubco is hereby appointed the “tax matters partner” or the “partnership representative,” as the case may be (in each case, the “Tax Matters Representative”), of the Company under Section 6231 of the Code prior to the enactment of U.S. Public Law 114-74 or Section 6223 of the Code, as applicable. The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Representative in its capacity as such, but the Company shall reimburse the Tax Matters Representative for all reasonable out-of-pocket costs and expenses (including attorneys’ and other professional fees) incurred by it in its capacity as Tax Matters Representative. The Company shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member’s responsibilities as Tax Matters Representative, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct. The Members acknowledge that the Company shall make the election described in Section 6226 of the Code, unless the Tax Matter Representative determines not to make such election in its sole discretion.

Section 6.02. Section 754 Elections. The Company shall make, and shall cause any Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes to make, a timely election under Section 754 of the Code (and a corresponding election under state and local law) effective starting with the taxable year ended December 31, 2018, and the Managing Member shall not take any action to revoke such elections.

Section 6.03. Debt Allocation. Indebtedness of the Company treated as “excess nonrecourse liabilities” (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated among the Members based on their Percentage Interests.

ARTICLE 7

MANAGEMENT OF THE COMPANY

Section 7.01. Management by the Managing Member. Except as otherwise specifically set forth in this Agreement, the Managing Member shall be deemed to be a

“manager” for purposes of applying the Delaware Act. Except as expressly provided in this Agreement or the Delaware Act, the day-to-day business and affairs of the Company and its Subsidiaries shall be managed, operated and controlled by the Managing Member in accordance with the terms of this Agreement and no other Members shall have management authority or rights over the Company or its Subsidiaries. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s and its Subsidiaries’ business, and the actions of the Managing Member taken in accordance with such rights and powers, shall bind the Company (and no other Members shall have such right). Except as expressly provided in this Agreement, the Managing Member shall have all necessary powers to carry out the purposes, business, and objectives of the Company and its Subsidiaries. The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including any officers or Subsidiary thereof), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or officer of the Company) to enter into and perform any document on behalf of the Company or any Subsidiary.

Section 7.02. Withdrawal of the Managing Member. Pubco may withdraw as the Managing Member and appoint as its successor at any time upon written notice to the Company (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as applicable) as Managing Member shall be effective unless Pubco (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the new Managing Member, to cause the new Managing Member to comply with all the Managing Member’s obligations under this Agreement and the Reorganization Documents.

Section 7.03. Decisions by the Members. (a) Other than the Managing Member, the Members shall take no part in the management of the Company’s business and shall transact no business for the Company and shall have no power to act for or to bind the Company. The Managing Member shall not (i) engage in any non-Business activity or (ii) own any material assets other than Units and/or any cash or other property or assets distributed by, or otherwise received from, the Company, without the prior written consent of each of the Members, unless the Managing Member determines in good faith that such actions or ownership are in the best interest of the Company; provided, however, that the Company may engage any Member or principal, partner, member, shareholder or interest holder thereof as an employee, independent contractor or consultant to the Company, in which event the duties and liabilities of such individual or firm with respect to the Company as an employee, independent contractor or consultant shall be governed by the terms of such engagement with the Company.

(b) Except as expressly provided herein, the Members shall not have the power or authority to vote, approve or consent to any matter or action taken by the Company. Except as otherwise provided herein, any proposed matter or action subject to the vote, approval or consent of the Members shall require the approval of (i) a majority in interest of the Members or such class of Members, as the case may be (by (x) resolution at a duly convened meeting of the Members, or (y) written consent of the Members). Except as expressly provided herein, all Members shall vote together as a single class on any matter subject to the vote, approval or consent of the Members. In the case of any such approval, a majority in interest of the Members may call a meeting of the Members at such time and place or by means of telephone or other communications facility that permits all persons participating in such meeting to hear and speak to each other for the purpose of a vote thereon. Notice of any such meeting shall be required, which notice shall include a brief description of the action or actions to be considered by the Members. Unless waived by any such Member in writing, notice of any such meeting shall be given to each Member at least four (4) days prior thereto. Attendance or participation of a Member at a meeting shall constitute a waiver of notice of such meeting, except when such Member attends or participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, if a consent in writing, setting forth the actions so taken, shall be signed by Members sufficient to approve such action pursuant to this Section 7.03(b). A copy of any such consent in writing will be provided to the Members promptly thereafter.

Section 7.04. Duties. (a) The parties acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe fiduciary duties to the stockholders of the Managing Member. The Managing Member will use all commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members or their interests relative to the stockholders of the Managing Member, (ii) advantage the stockholders of the Managing Member relative to the Members or (iii) treats the Members and the stockholders of the Managing Member differently; provided that in the event of a conflict between the interests of the stockholders of the Managing Member and the interests of the Members other than the Managing Member, such other Members agree that the Managing Member shall discharge its fiduciary duties to such other Members by acting in the best interests of the Managing Member’s stockholders.

Section 7.05. Officers. (a) Appointment of Officers. The Managing Member may appoint individuals as officers (“Officers”) of the Company, which may include such officers as the Managing Member determines are necessary and appropriate. No Officer need be a Member. An individual may be appointed to more than one office.

(b) Authority of Officers. The Officers shall have the duties, rights, powers and authority as may be prescribed by the Managing Member from time to time.

(c) Removal, Resignation and Filling of Vacancy of Officers. The Managing Member may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Company, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided that, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled by the Managing Member.

ARTICLE 8

TRANSFERS OF INTERESTS

Section 8.01. Restrictions on Transfers. (a) Except as expressly permitted by Section 8.02, and subject to Section 8.01(b), Section 8.01(c), Section 8.01(d) and Section 8.01(e), any underwriter lock-up agreement applicable to such Member and/or any other agreement between such Member and the Company, Pubco or any of their controlled Affiliates, without the prior written approval of the Managing Member, no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from the Company pursuant thereto, to any Person that is not a Permitted Transferee. Any such Transfer which is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio. Notwithstanding anything to the contrary in this Article 8, (i) Section [●] of this Agreement shall govern the exchange of LLC Units for shares of Class A Common Stock, and an exchange pursuant to, and in accordance with, Section [●] of this Agreement shall not be considered a “Transfer” for purposes of this Agreement, and (ii) t any other Transfer of shares of Class A Common Stock shall not be considered a “Transfer” for purposes of this Agreement.

(b) Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer otherwise permitted or approved pursuant to this Article 8 that:

(i) the Transferor shall have provided to the Company prior notice of such Transfer; and

(ii) the Transfer shall comply with all Applicable Laws and the Managing Member shall be reasonably satisfied that such Transfer will not result in a violation of the Securities Act.

(c) Notwithstanding any other provision of this Agreement to the contrary,no Member shall directly or indirectly Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the

Managing Member, would cause the Company to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder.

(d) Any Transfer of Units pursuant to this Agreement, including this Article 8, shall be subject to the provisions of Section 3.01 and Section 3.02.

(e) If there is a Transfer of Units to Permitted Transferees pursuant to this Agreement, the Units held by each such Permitted Transferee shall be included in calculating the Substantial Ownership Requirement.

Section 8.02. Certain Permitted Transfers. Notwithstanding anything to the contrary herein but subject to Section 8.01(b) and Section 8.01(c), the following Transfers shall be permitted:

(a) Any Transfer by any Member of its Units pursuant to a Disposition Event (as such term is defined in the certificate of incorporation of Pubco);

(b) At any time, any Transfer by any Member of Units to any Transferee approved in writing by the Managing Member (not to be unreasonably withheld), it being understood that it shall be reasonable for the Managing Member to withhold such consent if the Managing Member reasonably determines that such Transfer would materially increase the risk that the Company would be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Regulations promulgated thereunder; and

(c) The Transfer of all or any portion of a Member’s Units to a Permitted Transferee of such Member.

Section 8.03. Distributions. Notwithstanding anything in this Article 8 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Units after the designation of a record date and declaration of a distribution pursuant to Article 5 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its LLC Units) shall be entitled to receive such distribution in respect of such transferred LLC Units.

Section 8.04. Registration of Transfers. When any Units are Transferred in accordance with the terms of this Agreement, the Company shall cause such Transfer to be registered on the books of the Company.

ARTICLE 9

CERTAIN OTHER AGREEMENTS

Section 9.01. Non-Compete; Non-Disparagement. Each Non-Pubco Member agrees for the benefit of the Company and Pubco that:

(a) No Member shall directly or indirectly engage in any Competitive Activity from and after the date hereof until the date on which such Member no longer holds any LLC Units.

(b) No Member shall take, and each Member shall take reasonable steps to cause its Affiliates not to take, any action or make any public statement, whether or not in writing, that disparages or denigrates the Company or any of its Subsidiaries (the “Company Parties”) or their respective directors, officers, employees, members, representatives and agents.

(c) Each Member agrees that (i) the agreements and covenants contained in this Section 9.01 are reasonable in scope and duration, an integral part of the transactions contemplated by this Agreement and the Reorganization Documents, and necessary to protect and preserve the Members’ and Company Parties’ legitimate business interests and to prevent any unfair advantage conferred on such Member taking into account and in specific consideration of the undertakings and obligations of the parties under the Agreement and the Reorganization Documents, (ii) but for each Member’s agreement to be bound by the agreements and covenants contained under this Section 9.01, the Members and the Company Parties would not have entered into or consummated those transactions contemplated the Agreement and the Reorganization Documents and (iii) that irreparable harm would result to the Members and the Company Parties as a result of a violation or breach (or potential violation or breach) by such Member (or its Affiliates) of this Section 9.01. In addition, each Member agrees that each Member shall have the right to specifically enforce the provisions of this Section 9.01 in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which such parties are entitled at law or in equity. If a final judgment of a court of competent jurisdiction or other Governmental Authority determines that any term, provision, covenant or restriction contained in this Section 9.01 is invalid or unenforceable, then the parties hereto agree that the court of competent jurisdiction or other Governmental Authority will have the power to modify this Section 9.01 (including by reducing the scope, duration or geographic area of the term or provision, deleting specific words or phrases or replacing any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision) so as to effect the original intention of the invalid or unenforceable term or provision. To the fullest extent permitted by law, in the event that any proceeding is brought under or in connection with this Section 9.01, the prevailing party in such proceeding (whether at final or on appeal) shall be entitled to recover from the other party all costs, expenses, and reasonable attorneys’ fees incident to any such proceeding. The term “prevailing party” as used herein means the party in whose favor the final judgment or award is entered in any such proceeding.

Section 9.02. Company Call Right. (a) In connection with any Involuntary Transfer by any Non-Pubco Member, the Company or the Managing Member may, in the Managing Member’s sole discretion, elect to purchase from such Member and/or such Transferee(s) in such Involuntary Transfer (each, a “Call Member”) any or all of Units so Transferred (“Call Units”), at any time by delivery of a written notice (a “Call Notice”) to such Call Member. The Call Notice shall set forth the Unit Redemption Price and the proposed closing date of such purchase of such Call Units; provided that such closing date shall occur within ninety (90) days following the date of such Call Notice. At the closing of any such sale, in exchange for the payment by the Company or the Managing Member to such Call Members of the Unit Redemption Price in cash, (i) each Call Member shall deliver its Call Units, duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the Company or the Managing Member, as applicable, duly executed by such Call Member and accompanied by all requisite transfer taxes, if any, (ii) such Call Units shall be free and clear of any Liens and (iii) each Call Member shall so represent and warrant and further represent and warrant that it is the sole beneficial and record owner of such Call Units. Following such closing, any such Call Member shall no longer be entitled to any rights in respect of its Call Units, including any distributions of the Company or Pubco thereupon (other than the payment of the Unit Redemption Price at such closing), and, to the extent any such Call Member does not hold any Units thereafter, shall thereupon cease to be a Member of the Company and, to the extent any such Call Member does not hold any shares of Pubco Common Stock thereafter, shall thereupon cease to be a stockholder of Pubco.

Section 9.03.Preemptive Rights.

(a) No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions; (ii) issuances or sales by the Company of any class or series of Interests, whether unissued or hereafter created; (iii) issuances of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Interests; (iv) issuances of any right of subscription to or right to receive, or any warrant or option for the purchase of, any Interests; or (v) issuances or sales of any other securities that may be issued or sold by the Company.

ARTICLE 10

REDEMPTION AND EXCHANGE RIGHTS

Section 10.01.Redemption Right of a Member

(a) Notwithstanding any provision to the contrary in the Agreement and without the need for approval by the Managing Member or consent by any other Members, each Member (other than the Pubco Members) shall be entitled to cause the Company to redeem (a “Redemption”) its Units (the “Redemption Right”) at any time following the expiration of any contractual lock-up period relating to the shares of Pubco that may be applicable to such Member. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to Pubco. The Redemption Notice shall specify the number of Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, not less than seven (7) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice (unless and to the extent that the Managing Member in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed

(the “Redemption Date”); provided that the Company, Pubco and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided further that a Redemption Notice may be conditioned by the Redeeming Member on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 10.01(b) or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all liens and encumbrances, and (ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 10.01(b), and (z), if the Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 10.01(a) and the Redeemed Units.

(b) In exercising its Redemption Right, a Redeeming Member shall be entitled to receive the number of shares of Class A Common Stock equal to the number of Redeemed Units (the “Share Settlement”) or the immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent (the “Cash Settlement”); provided that Pubco shall have the option as provided in Section 10.02 and subject to Section 10.01(d) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, Pubco shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided that if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have elected the Share Settlement method. If Pubco elects the Cash Settlement method, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Pubco) within two (2) Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, Company’s and Pubco’s rights and obligations under this Section 10.01 arising from the Redemption Notice.

(c) In the event Pubco elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective; (ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption; (iv) Pubco shall have disclosed to such Redeeming Member any material non-public information concerning Pubco, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and Pubco does not permit disclosure); (v) any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) Pubco shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such redemption pursuant to an effective registration statement; (ix) the Redemption Date would occur three (3) Business Days or less prior to, or during, any “black-out” or similar period under the Corporation’s policies covering trading in the Pubco’s securities to which the applicable Redeeming Member is subject, which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement; provided further, that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Redeeming Member with a basis for such delay or revocation. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 10.01(c), the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as Pubco, the Company and such Redeeming Member may agree in writing).

(d) The number of shares of Class A Common Stock or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under Section 10.01(b) (whether through a Share Settlement or Cash Settlement) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date.

(e) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

Section 10.02. Election and Contribution of Pubco. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 10.01(a), Pubco shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 10.01(b). Pubco, at its option, shall determine whether to contribute, pursuant to Section 10.01(b), the Share Settlement or the Cash Settlement. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.01(b), or has revoked or delayed a Redemption as provided in Section 10.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) Pubco shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 10.02, and (ii) the Company shall issue to Pubco a number of Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that Pubco elects a Cash Settlement, Pubco shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by Pubco of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement provided that Pubco’s Capital Account shall be increased by an amount equal to any discount relating to such sale of shares of Class A Common Stock in accordance with Section 6.06. The timely delivery of a Retraction Notice shall terminate all of the Company’s and Pubco’ rights and obligations under this Section 10.02 arising from the Redemption Notice.

Section 10.03. Exchange Right of Pubco

(a) Notwithstanding anything to the contrary in this Article 10, Pubco may, in its sole and absolute discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and Pubco (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 10.03, Pubco shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) Pubco may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Pubco at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the

Redeemed Units that would have otherwise been subject to a Redemption. Except as otherwise provided by this Section 10.03, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if Pubco had not delivered an Exchange Election Notice.

Section 10.04. Tender Offers and Other Events with Respect to Pubco

(a) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the board of directors of Pubco or is otherwise effected or to be effected with the consent or approval of the board of directors of Pubco, the holders of LLC Units (other than the Pubco Members) shall be permitted to participate in such Pubco Offer by delivery of a notice of exchange (which notice of exchange shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of LLC Units (other than the Pubco Members) to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence, Pubco will use its reasonable efforts expeditiously and in good faith to ensure that such holders may participate in each such Pubco Offer without being required to exchange LLC Units to the extent such participation is practicable. For the avoidance of doubt (but subject to Section 10.04(c)), in no event shall the holders of LLC Units be entitled to receive in such Pubco Offer aggregate consideration for each LLC Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer.

(b) Notwithstanding any other provision of this Agreement, if a Disposition Event (as such term is defined in the Pubco Certificate of Incorporation) is approved by the board of directors of Pubco and consummated in accordance with Applicable Law, at the request of the Company (or following such Disposition Event, its successor) or Pubco (or following such Disposition Event, its successor), each of the holders shall be required to exchange with Pubco, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such holder’s LLC Units for aggregate consideration for each LLC Unit that is equivalent to the consideration payable in respect of each share of Class A Common Stock in connection with the Disposition Event, provided, however, that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a holder shall not be required to exchange LLC Unit pursuant to this Section 10.04(b) unless, as a part of such transaction, the holders are permitted to exchange their LLC Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of LLC Units (except to the extent that property other than securities is received in such exchange), based on a

“should” or “will” level opinion from independent tax counsel of recognized standing and expertise.

(c) Notwithstanding any other provision of this Agreement, (i) in a Disposition Event where the consideration payable in connection therewith includes Equity Securities, the aggregate consideration for any LLC Unit shall be deemed to be equivalent to the consideration payable in respect of each share of Class A Common Stock if the only difference in the per share distribution to the holders of LLC Units is that the Equity Securities distributed to such holders have not more than ten times the voting power of any Equity Securities distributed to the holder of a share of Class A Common Stock (so long as such Equity Securities issued to the holders of the LLC Units remain subject to automatic conversion on terms substantially comparable to those set forth in Section 6.2 of the Pubco Certificate of Incorporation) and (ii) in a Disposition Event, payments under or in respect of the Tax Receivable Agreement shall not be considered part of the consideration payable in respect of any LLC Unit or share of Class A Common Stock in connection with such Disposition Event for the purposes of Section 10.04(a) and Section 10.04(b).

Section 10.05. Reservation of Shares of Class A Common Stock; Certificate of Pubco. At all times Pubco shall reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be issuable upon any such Redemption or Direct Exchange pursuant to Share Settlements; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of purchased Class A Common Stock (which may or may not be held in the treasury of Pubco) or the delivery of cash pursuant to a Cash Settlement. Pubco shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange to the extent a registration statement is effective and available for such shares. Pubco covenants that all Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article 10 shall be interpreted and applied in a manner consistent with the corresponding provisions of Pubco’s certificate of incorporation.

Section 10.06. Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement.

Section 10.07. Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between Pubco and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

ARTICLE 11

LIMITATION ON LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 11.01. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company; provided that the foregoing shall not alter a Member’s obligation to return funds wrongfully distributed to it.

Section 11.02. Exculpation and Indemnification. (a) Subject to the duties of the Managing Member and Officers set forth in Section 7.01, neither the Managing Member nor any other Covered Person described in clause (iii) of the definition thereof shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Covered Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. There shall be, and each Covered Person shall be entitled to, a presumption that such Covered Person acted in good faith.

(b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence.

(c) The Company shall indemnify, defend and hold harmless each Covered Person against any losses, claims, damages, liabilities, expenses (including all reasonable out-of-pocket fees and expenses of counsel and other advisors), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, in which such Covered Person may be involved or become subject to, in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document, unless such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount (i) is a result of a Covered Person not acting in good faith on behalf of the Company or arose as a result of the willful commission by such Covered Person of any act that is dishonest and materially injurious to the Company, (ii) results from its contractual obligations under any Reorganization Document to be performed in a capacity other than as a Covered Person or from the breach by such Covered Person of Section 9.04 or (iii) results from the breach by any Member (in such capacity) of its contractual obligations under this Agreement. If any Covered Person becomes involved in any capacity in any action, suit, proceeding or investigation in connection with any matter arising out of or in connection with the Company’s business or affairs, or this Agreement or any related document (other than any Reorganization Document), other than (x) by reason of any act or omission performed or omitted by such Covered Person that was not in good faith on behalf of the Company or constituted a willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company or (y) as a result of any breach by such Covered Person of Section 9.04, the Company shall reimburse such Covered Person for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith; provided that such Covered Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be finally judicially determined that such Covered Person was not entitled to indemnification by, or contribution from, the Company in connection with such action, suit, proceeding or investigation. If for any reason (other than the bad faith of a Covered Person or the willful commission by such Covered Person of an act that is dishonest and materially injurious to the Company) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability, expense, judgment, fine, settlement or other amount in such proportion as is appropriate to reflect any relevant equitable considerations. There shall be, and each Covered Person shall be entitled to, a rebuttable presumption that such Covered Person acted in good faith.

(d) The obligations of the Company under Section 11.02(c) shall be satisfied solely out of and to the extent of the Company’s assets, and no Covered Person shall have any personal liability on account thereof.

(e) Given that certain Jointly Indemnifiable Claims may arise by reason of the service of a Covered Person to the Company and/or as a director, trustee, officer, partner, member, manager, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements) in each case, actually and reasonably incurred by or on behalf of a Covered Person in connection with either the investigation, defense or appeal of a claim, demand, action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder (collectively, “Expenses”) in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the Delaware Act, (ii) this Agreement, (iii) any other agreement between the Company or any Controlled Entity and the Covered Person pursuant to which the Covered Person is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, certificate of qualification or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Covered Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Covered Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Covered Person in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, (i) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Covered Person against the Company and/or any Controlled Entity, as applicable, and (iii) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and the Covered Person agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 11.02(e), entitled to enforce this Section 11.02(e) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 11.02(e) as though each such Controlled Entity was the “Company” under this Agreement. For purposes of this Section 11.02(e), the following terms shall have the following meanings:

(i)The term “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom a Covered Person may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii)The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any claim, demand, action, suit or proceeding for which the Covered Person shall be entitled to indemnification or advancement of Expenses from both (i) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (ii) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Covered Person pursuant to which the Covered Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

ARTICLE 12

DISSOLUTION AND TERMINATION

Section 12.01. Dissolution. (a) The Company shall not be dissolved by the admission of Additional Members or Substitute Members pursuant to Section 3.02.

(b) No Member shall (i) resign from the Company prior to the dissolution and winding up of the Company except in connection with a Transfer of Units pursuant to the terms of this Agreement or (ii) take any action to dissolve, terminate or liquidate the Company or to require apportionment, appraisal or partition of the Company or any of its assets, or to file a bill for an accounting, except as specifically provided in this Agreement, and each Member, to the fullest extent permitted by Applicable Law, hereby waives any rights to take any such actions under Applicable Law, including any right to petition a court for judicial dissolution under Section 18-802 of the Delaware Act.

(c) The Company shall be dissolved and its business wound up only upon the earliest to occur of any one of the following events (each a “Dissolution Event”):

(i) The expiration of forty-five (45) days after the sale or other disposition of all or substantially all the assets of the Company;

(ii) upon the approval of the Managing Member;

(iii) the entry of a decree of dissolution of the Company under §18-802 of the Delaware Act; or

(iv) at any time there are no members of the Company, unless the Company is continued in accordance with the Delaware Act.

(d) The death, retirement, resignation, expulsion, bankruptcy, insolvency or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member of the Company shall not in and of itself cause dissolution of the Company.

Section 12.02. Winding Up of the Company. (a) The Managing Member shall promptly notify the other Members of any Dissolution Event. Upon dissolution, the Company’s business shall be liquidated in an orderly manner. The Managing Member shall appoint a liquidating trustee to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the liquidating trustee is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in accordance with the Delaware Act and in any reasonable manner that the liquidating trustee shall determine to be in the best interest of the Members.

(b) The proceeds of the liquidation of the Company shall be distributed in the following order and priority:

(i) first, to the creditors (including any Members or their respective Affiliates that are creditors) of the Company in satisfaction of all of the

Company’s liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidating trustee, reasonably necessary therefor); and

(ii) second, to the Members in the same manner as distributions under Section 5.03(b).

(c) Distribution of Property. In the event it becomes necessary in connection with the liquidation of the Company to make a distribution of Property in-kind, subject to the priority set forth in Section 11.02, the liquidating trustee shall have the right to compel each Member to accept a distribution of any Property in-kind (with such Property, as a percentage of the total liquidating distributions to such Member, corresponding as nearly as possible to such Member’s Percentage Interest), with such distribution being based upon the amount of cash that would be distributed to such Members if such Property were sold for an amount of cash equal to the fair market value of such Property, as determined by the liquidating trustee in good faith, subject to the last sentence of Section 5.03(d).

(d) In the event of a dissolution pursuant to Section 12.01(c), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.01(b) in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with Applicable Laws.

Section 12.03. Termination. The Company shall terminate when all of the assets of the Company, after payment of or reasonable provision for the payment of all debts and liabilities of the Company, shall have been distributed to the Members in the manner provided for in this Article 11, and the certificate of formation of the Company shall have been cancelled in the manner required by the Delaware Act.

Section 12.04. Survival. Termination, dissolution, liquidation or winding up of the Company for any reason shall not release any party from any liability which at the time of such termination, dissolution, liquidation or winding up already had accrued to any other party or which thereafter may accrue in respect to any act or omission prior to such termination, dissolution, liquidation or winding up.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Expenses. Other than as set forth in Section 4.12 of the Reorganization Agreement or as provided for in the Tax Receivable Agreement, the Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses, administrative expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the business of the Company and (b) in the sole discretion of the

Managing Member, reimburse the Managing Member for any out-of-pocket costs, fees and expenses incurred by it or its Subsidiaries in connection therewith. To the extent that the Managing Member reasonably determines in good faith that its expenses are related to the business conducted by the Company and/or its subsidiaries, then the Managing Member may cause the Company to pay or bear all such expenses of the Managing Member or its Subsidiaries, including, (i) costs of any securities offerings (including any underwriters discounts and commissions), investment or acquisition transaction (whether or not successful) not borne directly by Members, (ii) compensation and meeting costs of its board of directors, (iii) cost of periodic reports to its stockholders, (iv) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, Pubco, (v) accounting and legal costs, (vi) franchise taxes (which are not based on, or measured by, income), (vii) payments in respect of Indebtedness and preferred stock, to the extent the proceeds are used or will be used by Pubco or its Subsidiaries to pay expenses or other obligations described in this Section 13.01 (in either case only to the extent economically equivalent Indebtedness or Equity Securities of the Company were not issued to Pubco or its Subsidiaries), (viii) payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreement and (ix) other fees and expenses in connection with the maintenance of the existence of Pubco and its Subsidiaries (including any costs or expenses associated with being a public company listed on a national securities exchange), provided that the Company shall not pay or bear any income tax obligations of the Managing Member or its Subsidiaries pursuant to this provision. Payments under this Section 13.01 are intended to constitute reasonable compensation for past or present services and are not “distributions” within the meaning of §18-607 of the Delaware Act.

Section 13.02. Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by Applicable Law or as, in the reasonable judgment of the Managing Member, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 13.03. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given to such party at the address, facsimile number or e-mail address specified for such party on the Member Schedule hereto or, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to [●] addressed to it at:

[●]

With copies (which shall not constitute notice) to:

[Counsel]

If to [●] addressed to it at:

[●]

With copies (which shall not constitute actual notice) to:

[Counsel]

If to Pubco or the Company:

1500 Solana Blvd

Building 4, Suite 4500

Westlake, Texas 76262

Telephone:     [****]

Attention:       Ryan Langston

E-mail:           [****]

With copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:      Richard D. Truesdell, Jr.

Facsimile:      [****]

E-mail:           [****]

Section 13.04. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) Except as provided in Article 8, no Member may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Managing Member.

Section 13.05. Jurisdiction. (a) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.03 shall be deemed effective service of process on such party.

(b) EACH OF THE COMPANY AND THE MEMBERS HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT CORPORATION SERVICE COMPANY, 251 LITTLE FALLS DRIVE, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19808, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 12.03 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY SHALL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

Section 13.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.07. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 13.08. Entire Agreement. This Agreement and the Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnitee Related Entities, each of whom are intended third-party beneficiaries of those provisions that specifically related to them with the right to enforce such provisions as if they were a party hereto.

Section 13.09. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 13.10. Amendment. (a) This Agreement can be amended at any time and from time to time by written instrument signed by each of the Members who together own a majority in interest of the Units then outstanding, provided that no amendment to this Agreement may adversely modify in any material respect the Units (or the rights, preferences or privileges of the Units) then held by any Members in any materially disproportionate manner to those then held by any other Members without the prior written consent of a majority in interest of such disproportionately affected Member or Members.

(b) For the avoidance of doubt: (i) the Managing Member, acting alone, may amend this Agreement, including the Member Schedule, (x) to reflect the admission of new Members or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement and (y) to effect any subdivisions or combinations of Units made in compliance with Section 4.02(c) and (z) to issue additional LLC Units or any new class of Units (whether or not pari passu with the LLC Units) in accordance with the terms of this Agreement and to provide that the Members being issued such new Units be entitled to the rights provided to Members; and (ii) any merger, consolidation or other business combination that constitutes a Disposition Event (as such term is defined in the certificate of incorporation of Pubco) in which the Non-Pubco Members are required to exchange all of their LLC Units pursuant to Section [●] of this Agreement and receive consideration in such Disposition Event in accordance with the terms of this Agreement and Section [●] of this Agreement shall not be deemed an amendment hereof; provided, that such amendment is only effective upon consummation of such Disposition Event.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.11. Confidentiality. (a) Each Member shall, and shall direct those of its Affiliates and their respective directors, officers, members, stockholders, partners, employees, attorneys, accountants, consultants, trustees and other advisors (the “Member Parties”) who have access to Confidential Information to, keep confidential and not disclose any Confidential Information to any Person other than a Member Party who agrees to keep such Confidential Information confidential in accordance with this Section 13.11, in each case without the express consent, in the case of Confidential Information acquired from the Company, of the Managing Member or, in the case of Confidential Information acquired from another Member, such other Member, unless:

(i) such disclosure shall be required by Applicable Law;

(ii) such disclosure is reasonably required in connection with any tax audit involving the Company or any Member or its Affiliates;

(iii) such disclosure is reasonably required in connection with any litigation against or involving the Company or any Member; or

(iv) such disclosure is reasonably required in connection with any proposed Transfer of all or any part of such Member’s Units in the Company; provided that with respect to any such use of any Confidential Information referred to in this clause (iv), advance notice must be given to the Managing Member so that it may require any proposed Transferee that is not a Member to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 13.11 (excluding this clause (iv)) prior to the disclosure of such Confidential Information.

(v) such disclosure is of financial and other information of the type typically disclosed to limited partners and limited liability company members (and prospective transferees or investors thereof) and is made to the partners or members of, and/or prospective investors in, Affiliates of the Members and such partner, Member or prospective investor is bound by the confidentiality provisions of a customary non-disclosure agreement entered into with the disclosing party that covers the Confidential Information so disclosed.

(b) “Confidential Information” means any information related to the activities of the Company, the Members and their respective Affiliates that a Member may acquire from the Company or the Members, other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Member), (ii) was available to a Member on a non-confidential basis prior to its disclosure to such Member by the Company, or (iii) becomes available to a Member on a non-confidential basis from a third party, provided such third party is not known by such Member, after reasonable inquiry, to be bound by this Agreement or another confidentiality agreement with the Company. Such Confidential Information may include information that pertains or relates to the business and affairs of any other Member or any other Company matters. Confidential Information may be used by a Member and its

Member Parties only in connection with Company matters and in connection with the maintenance of its interest in the Company.

(c) In the event that any Member or any Member Parties of such Member is required to disclose any of the Confidential Information, such Member shall use reasonable efforts to provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and such Member shall use reasonable efforts to cooperate with the Company in any effort any such Person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Section 13.11, such Member and its Member Parties shall furnish only that portion of the Confidential Information that is legally required and shall exercise all reasonable efforts to obtain reasonably reliable assurance that the Confidential Information shall be accorded confidential treatment.

(d) Notwithstanding anything in this Agreement to the contrary, each Member may disclose to any persons the U.S. federal income tax treatment and tax structure of the Company and the transactions set out in the Reorganization Documents. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the Company and does not include information relating to the identity of the Company or any Member.

Section 13.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.

ARTICLE 14

ARBITRATION

Section 14.01. Title. The Members shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder (each, a “Dispute”) by negotiation. If a Dispute between Members cannot be resolved in such manner, such Dispute shall, at the request of any Member, after providing written notice to the other Members party to the Dispute, be submitted to arbitration in The City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The proceeding shall be confidential. The party initially asserting the Dispute (the “Initiating Party”) shall notify the other party (the “Responding Party”) of the name and address of the arbitrator chosen by the Initiating Party and shall specifically describe the Dispute in issue to be submitted to arbitration. Within 30 days of receipt of such notification, the Responding Party shall notify the Initiating Party of its answer to the Dispute, any counterclaim which it wishes to assert in the arbitration and the name and address of the arbitrator chosen by the Responding Party. If the Responding Party does not appoint an arbitrator during such 30-day period, appointment of the second arbitrator shall be made by the American Arbitration Association upon request of the Initiating Party. The two arbitrators so chosen or appointed shall choose a third arbitrator, who shall serve as president of the panel of arbitrators (the “Panel”) thus composed. If the two arbitrators so chosen or appointed fail to agree upon the choice of a third arbitrator within 30 days from the appointment of the second arbitrator, the third arbitrator will be appointed by the American Arbitration Association upon the request of the arbitrators or either of the parties. In all cases, the arbitrators must be persons who are knowledgeable about, and have recognized ability and experience in dealing with, the subject matter of the Dispute. The arbitrators will act by majority decisions. Any decision of the arbitrators shall (a) be rendered in writing and shall bear the signatures of at least two arbitrators, and (b) identify the members of the Panel. Absent fraud or manifest error, any such decision of the Panel shall be final, conclusive and binding on the parties to the arbitration and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided, however, that each party shall pay for and bear the costs of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. The parties shall complete all discovery within 30 days after the Panel is composed, shall complete the presentation of evidence to the Panel within 15 days after the completion of discovery, and a final decision with respect to the matter submitted to arbitration shall be rendered within 15 days after the completion of presentation of evidence. The Members shall cause to be kept a record of the proceedings of any matter submitted to arbitration hereunder.

ARTICLE 15

REPRESENTATIONS OF MEMBERS

Section 15.01. Representations of Members. Each Member (unless otherwise noted) to which a Unit is issued as of the date of this Agreement represents and warrants to the Company as follows:

(a) The Units issued to such Member, if any, are being acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof.

(b) Such Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Member’s investment in the Units; such Member has the ability to bear the economic risks of such investment; such Member has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and such Member has had an opportunity to ask questions and to obtain such financial and other information regarding the Company as such Member deems necessary or appropriate in connection with evaluating the merits of the investment in the Units. Such Member acknowledges that the Units have not been and will not be registered under the Securities Act or under any state securities act and may not be transferred except in compliance with the Securities Act and all applicable state laws.

(c) Each Member qualifies as an Accredited Investor within the meaning of Regulation D promulgated under the Securities Act or the acquisition of its interest otherwise qualifies under an applicable exemption from registration under the Securities Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first written above.

GOOSEHEAD INSURANCE, INC.

By:
Name:
Title:

MAX AND DANE, LLC

By:
Name:
Title:

EVAN AND JAKE, LLC

By:
Name:
Title:

TEXAS WASATCH INSURANCE PARTNERS, L.P.

By its General Partner

By:
Name:
Title:

MARK E. JONES

By:
Name:
Title:

[Signature Page to the Amended and Restated LLC Agreement of

Goosehead Financial, LLC]

ROBYN JONES

By:
Name:
Title:

MICHAEL C. COLBY

By:
Name:
Title:

JEFFREY SAUNDERS

By:
Name:
Title:

THE MARK AND ROBYN JONES DESCENDANTS TRUST 2014

By:
Name:
Title:

LANNI ELAINE ROMNEY FAMILY TRUST 2014

By:
Name:
Title:

LINDY JEAN LANGSTON FAMILY TRUST 2014

By:
Name:
Title:

CAMILLE LAVAUN PETERSON FAMILY TRUST 2014

By:
Name:
Title:

DESIREE ROBYN COLEMAN FAMILY TRUST 2014

By:
Name:
Title:

ADRIENNE MORGAN JONES FAMILY TRUST 2014

By:
Name:
Title:

MARK EVAN JONES, JR. FAMILY TRUST 2014

By:
Name:
Title:

THE ESTATE OF DOUG JONES

By:
Name:
Title:

LANNI ROMNEY

By:
Name:
Title:

LINDY LANGSTON

By:
Name:
Title:

CAMILLE PETERSON

By:
Name:
Title:

DESIREE COLEMAN

By:
Name:
Title:

ADRIENNE JONES

By:
Name:
Title:

MARK E. JONES, JR.

By:
Name:
Title:

COLBY 2014 FAMILY TRUST

By:
Name:
Title:

PRESTON MICHAEL COLBY 2014 TRUST

By:
Name:
Title:

LYLA KATE COLBY 2014 TRUST

By:
Name:
Title:

SCHEDULE A – MEMBER SCHEDULE

Member	LLC Units (%)	Reorganization Date Capital Account Balance
Goosehead Insurance, Inc., as Managing Member	N/A	N/A
Mark E. Jones	[●] ([ ]%)	[●]
Robyn Jones	[●] ([ ]%)	[●]
Michael C. Colby	[●] ([ ]%)	[●]
Jeffrey Saunders
The Mark and Robyn Jones Descendants Trust 2014
Lanni Elaine Romney Family Trust 2014
Lindy Jean Langston Family Trust 2014
Camille LaVaun Peterson Family Trust 2014
Desiree Robyn Coleman Family Trust 2014
Adrienne Morgan Jones Family Trust 2014
Mark Evan Jones, Jr. Family Trust 2014
The estate of Doug Jones
Lanni Romney
Lindy Langston

Camille Peterson
Desiree Coleman
Adrienne Jones
Mark E. Jones, Jr.
Colby 2014 Family Trust
Preston Michael Colby 2014 Trust
Lyla Kate Colby 2014 Trust
Texas Wasatch Insurance Partners, L.P.
Max and Dane, LLC
Evan and Jake, LLC